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                                                                  FEDERAL
IDENTIFICATION
                                                                  NO. 04-2828817
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                                                                  Fee: $250.00

                        THE COMMONWEALTH OF MASSACHUSETTS
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Examiner                      WILLIAM FRANCIS GALVIN

                          Secretary of the Commonwealth

              One Ashburton Place, Boston, Massachusetts 02108-1512

            ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS
                    (GENERAL LAWS, CHAPTER 156B, SECTION 82)

          We,  CRAIG C. HORTON,                                     , President,
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          and  Stephen M. Kane                                   ,  Asst. Clerk,
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          of   CORE, INC.                                                      ,
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                       (EXACT NAME OF CORPORATION)

          organized under the laws of  Massachusetts  and herein called the
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          parent corporation, certify as follows:

          1. That the subsidiary corporation(s) to be merged into the parent corporation is/are:

                      NAME         STATE OF ORGANIZATION    DATE OF ORGANIZATION

             Core Management, Inc.       Delaware             December 30, 1992
          (f.k.a. IBH Core Holdings,
          Inc.)

          2. The parent corporation, at the date of the vote, owned not less than ninety percent (90%) of the outstanding shares of each class of stock of the subsidiary corporation or corporations with which it has voted to merge.

          ITEM 3 BELOW MAY BE DELETED IF ALL THE CORPORATIONS ARE ORGANIZED UNDER THE LAWS OF MASSACHUSETTS AND IF GENERAL LAWS, CHAPTER 156B IS APPLICABLE TO THEM.

          3. That in the case of each of the above named corporations, the laws of the state of its organization, if other than Massachusetts, permit the merger herein described, and that all action required under the laws of each such state in connection with this merger has been duly taken.
          * DELETE THE INAPPLICABLE WORDS. IN CASE THE PARENT CORPORATION IS ORGANIZED UNDER THE LAWS OF A STATE OTHER THAN MASSACHUSETTS, THESE ARTICLES ARE TO BE SIGNED BY OFFICERS HAVING CORRESPONDING POWERS AND DUTIES.
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P.C.

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          4. That at a meeting of the directors of the parent corporation, the following vote, pursuant to General Laws, Chapter 156B, Section 82, Subsection (a) was duly adopted:

          SEE ATTACHMENT 1 HERETO.






NOTE: VOTES, FOR WHICH THE SPACE PROVIDED ABOVE IS NOT SUFFICIENT, SHOULD BE LISTED ON ADDITIONAL SHEETS TO BE NUMBERED 4A, 4B, ETC. ADDITIONAL SHEETS MUST BE 8 1/2 X 11 AND HAVE A LEFT HAND MARGIN OF 1 INCH. ONLY ONE SIDE SHOULD BE USED.

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          5. The effective date of the merger shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date, which shall not be more than THIRTY DAYS after the date of filing:

          December 31, 1999




          SECTION 6 BELOW MAY BE DELETED IF THE PARENT CORPORATION IS ORGANIZED UNDER THE LAWS OF MASSACHUSETTS.

          6. The parent corporation hereby agrees that it may be sued in the Commonwealth of Massachusetts for any prior obligation of any corporation organized under the laws of Massachusetts with which it has merged, and any obligation hereafter incurred by the parent corporation, including the obligation created by General Laws, Chapter 156B, Section 82, Subsection (e), so long as any liability remains outstanding against the parent corporation in the Commonwealth of Massachusetts, and it hereby irrevocably appoints the Secretary of the Commonwealth as its agent to accept service of process in any action for the enforcement of any such obligations, including taxes, in the same manner as provided in Chapter 181.

          SIGNED UNDER THE PENALTIES OF PERJURY, this 21st day of December 1999,

          /s/ Craig C. Horton                                       , President,
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          /s/ Stephen M. Kane                                     , Asst. Clerk,
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* DELETE THE INAPPLICABLE WORDS. IN CASE THE PARENT CORPORATION IS ORGANIZED
UNDER THE LAWS OF A STATE OTHER THAN MASSACHUSETTS, THESE ARTICLES ARE TO BE SIGNED BY OFFICERS HAVING CORRESPONDING POWERS AND DUTIES.

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                        THE COMMONWEALTH OF MASSACHUSETTS

            ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS

                    (GENERAL LAWS, CHAPTER 156B, SECTION 82)

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          I hereby approve the within Articles of Merger of Parent and
          Subsidiary Corporations and, the filing fee in the amount of $250.00, having been paid, said articles are deemed to have been filed with me this 29th day of Dec., 1999.

          EFFECTIVE DATE:   December 31, 1999
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                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH







                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

          Rich, May, Bilodeau & Flaherty, P.C.  Attn:  Stephen M. Kane, Esq.
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          176 Federal Street
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          Boston, MA  02110-2223
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          Telephone:         (617) 556-3827
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